Exhibit (a)(1)(E)

Letter to Clients with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Boulder Brands, Inc.

at

$11.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 9, 2015

by

Slope Acquisition Inc.

a wholly owned subsidiary of

Pinnacle Foods Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 7, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED BY THE PURCHASER.

December 9, 2015

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated December 9, 2015 (as it may be amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Slope Acquisition Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Pinnacle Foods Inc., a Delaware corporation (“Pinnacle”), to purchase all outstanding shares of common stock, par value $0.0001 per share (each, a “Share”), of Boulder Brands, Inc., a Delaware corporation (“Boulder”), at a price of $11.00 per Share, net to the seller in cash, without interest (the “Offer Price”) and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is a letter to shareholders from the Chairman of the board of directors of Boulder, accompanied by Boulder’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us or our nominees for your account pursuant to the Offer.

Your attention is directed to the following:

1.	The Offer Price is $11.00 per Share net in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 24, 2015 (as it may be amended or supplemented, the “Merger Agreement”), by and among Boulder, Pinnacle and the Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Boulder, with Boulder continuing as the surviving corporation and a wholly owned subsidiary of Pinnacle (the “Merger”). At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) Shares held by Boulder as treasury stock or owned by Boulder, Pinnacle or the Purchaser, or any of their wholly owned subsidiaries, all of which will be canceled and will cease to exist, and (ii) Shares owned by any stockholders of Boulder who or which is entitled to demand, and who properly demands, appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) shall be converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

4.	The Boulder Board of Directors has unanimously (A) approved and declared fair and advisable and in the best interests of Boulder the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), (B) determined that it is in the best interests of Boulder and its stockholders that Boulder enter into the Merger Agreement and consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement and (C) resolved that the Offer was approved and to recommend to the stockholders of Boulder that they accept the Offer and tender their Shares pursuant to the Offer.

5.	The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase), the Regulatory Condition (as defined in the Offer to Purchase) and the other customary conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

6.	The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on January 7, 2016, unless the Offer is extended or earlier terminated by the Purchaser.

7.	Any transfer taxes applicable to the Purchaser pursuant to the Offer will be paid by the Purchaser, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

Payment for Shares will be in all cases made only after such Shares are accepted by the Purchaser for payment pursuant to the Offer and the timely receipt by American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Perella Weinberg Partners LP or one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Purchaser.

Instructions with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Boulder Brands, Inc.

at

$11.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 9, 2015

by

Slope Acquisition Inc.

a wholly owned subsidiary of

Pinnacle Foods Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 7, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE PURCHASER.

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated December 9, 2015 (as it may be amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Slope Acquisition Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Pinnacle Foods Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.0001 per share (each, a “Share”), of Boulder Brands, Inc., a Delaware corporation, at a price of $11.00 per Share, net to the seller in cash, without interest (the “Offer Price”) and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
Number of Shares to be Tendered:	Shares*
Account Number:	Signature(s):
Capacity**
Dated:

Please Type or Print Name(s) above
Please Type or Print Address(es) above
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.